Kandi Technologies Reports
Third Quarter 2016 Financial Results

JINHUA, CHINA-- (November 9, 2016) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI) today announced its financial results for the third quarter of 2016.

Third Quarter Highlights

•	Total revenues decreased 87.4% to $6.4 million for the third quarter of 2016, compared with $50.5 million for the same period of 2015;
•	Electric vehicle (“EV”) parts sales decreased 90.4% to $4.7 million for the third quarter of 2016, compared with $49.0 million in the same period of 2015;
•

Kandi Electric Vehicles Group Co., Ltd. (the "JV Company") sold 184 units of EV products, including 159 EV products via the Micro Public Transportation (MPT) program and 25 EV products via its direct sales program, a 96.9% decrease compared to the same period last year;

•

GAAP net loss for the third quarter of 2016 was $0.6 million, or $0.01 per fully-diluted share, compared with GAAP net income of $2.3 million, or $0.05 per fully-diluted share in the same period of 2015;

•

Non-GAAP adjusted net loss[1], which excludes stock award expenses and changes in the fair value of financial derivatives, was $1.8 million in the third quarter of 2016, compared with non-GAAP adjusted net income of $6.3 million of the same period of 2015. Non-GAAP adjusted loss per share[1] was approximately $0.04 per fully-diluted share for the third quarter of 2016 compared with Non-GAAP adjusted earnings per share of $0.13 per fully-diluted share for the same quarter of 2015; and

•	Working capital surplus was $65.5 million as of September 30, 2016. Cash, cash equivalents and restricted cash totaled $17.9 million as of September 30, 2016.

“China’s central government preceded a review on the subsidies paid to all the EV manufacturers, which caused the 2015 subsidy payments remain unpaid industry-wide. The delay in subsidy payment heavily impacted the JV Company’s production and sales, which resulted in a significant decrease in our EV parts sales.” commented Mr. Hu Xiaoming, Chairman and Chief Executive Officer of Kandi. “Although our financial performance this year has not matched up to our past success, we have accomplished lots of fundamental work for the business growth in year 2017. First, with the subsidy review in year 2016, after our positive communication with the government, we believe there will be a good outcome soon. There is some misunderstanding with the EV battery exchange model adopted by our end customers to repeatedly and efficiently utilize batteries for the EVs that we manufactured during 2013 and 2014, which was also a challenge to the Company’s further development. Taking the opportunity for clarification with government during the subsidy review, we can clear up this barrier and create a good base for future smooth development. Second, the process of preparing the JV Company to enter into capital markets at the appropriate time and with a strong valuation is on the track as planned; At the same time, we have done lots of work for the JV Company to obtain the vehicles manufacturing license approval in 2017. Finally, we will introduce two new EV models in 2017. Our new models, carefully designed to best serve market needs, will provide a solid foundation for the fast growth in 2017. In addition, in this quarter, we made a significant progress into developing the country-wide EVs distribution network for direct sales. We have also signed the strategic agreement with Qingdao TELD New Energy Co. Ltd. for the Shandong market, and a strategic cooperation agreement with Shanxi Coal Asset Management Group for the Shanxi market, both of which paid us the initial payments in connection with both agreements. ”

_______________________________________________
1 Non-GAAP measures, including the Non-GAAP net income and Non-GAAP EPS, are defined as the financial measures excluding the change of the fair value of financial derivatives and the effects of stock award expense. We supply non-GAAP information because we believe it allows our investors to obtain a clearer understanding of our operations. Any non-GAAP measures should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.

“Although the central government will begin reducing the amount of renewable energy subsidies to all EV manufacturers in 2017, the subsidy program itself will continue through 2020. Under the government’s current subsidy policy, we believes the EVs produced and sold by the JV Company meet national renewable energy subsidy requirements and are eligible to receive subsidy payments. Kandi is currently developing the EV products after year 2020, which do not rely solely on subsidy payments and is identifying key areas of focus in which to ensure Kandi’s sustained growth and improve Kandi’s earnings capabilities,” Mr. Hu concluded.

“Due to the delayed government subsidy payments, we have experienced decreased cash flow in the third quarter of 2016, which inevitably impacted the Company’s financial performance in this quarter,” added Mr. Wang Cheng (Henry), Chief Financial Officer of Kandi. “We expect our cash flow and financial position will be improved in the coming quarters once the central government concludes its review and resumes its subsidy payments.”

Net Revenues and Gross Profit

	3Q16	2Q16	3Q15	Q-o-Q%	Y-o-Y%
Net Revenues (US$mln)	$6.4	$55.2	$50.5	-88.5%	-87.4%
Gross Profit (US$mln)	$0.7	$8.5	$7.1	-92.3%	-90.9%
Gross Margin	10.2%	15.3%	14.1%	-	-

Net revenues for the third quarter of 2016 decreased 87.4% compared to the same quarter last year. This decrease in net revenues was mainly due to a decrease in EV parts sales. Gross margin was 10.2%, 3.9% lower compared to 14.1% for the same quarter of 2015, which was the result of significant volume drops.

Operating Income (Loss)

	3Q16	2Q16	3Q15	Q-o-Q%	Y-o-Y%
Operating Expenses (US$mln)	$1.3	$10.8	$9.6	-88.3%	-86.7%
Operating Income (Loss) (US$mln)	($0.6)	($2.4)	($2.4)	-	-
Operating Margin	-9.7%	-4.3%	-4.8%	-	-
Operating Income (Loss) (US$mln) (Non-GAAP)	($1.8)	$5.9	$4.6	-	-

Total operating expenses in the third quarter of 2016 were $1.3 million, compared with $9.6 million in the same quarter of 2015. The decrease in total operating expenses was due to a decrease in stock compensation expenses, which were an expense reversal of $1.2 million in this quarter, compared with the stock compensation expenses of $7.0 million in the same quarter last year. Excluding stock compensation expenses, operating expenses in the third quarter of 2016 were $2.5 million, the same in the same quarter last year.

GAAP Net Income

	3Q16	2Q16	3Q15
Net Income (Loss) (US$mln)	($0.6)	$2.8	$2.3
Earnings (Loss) per Weighted Average Common Share	($0.01)	$0.06	$0.05
Earnings (Loss) per Weighted Average Diluted Share	($0.01)	$0.06	$0.05
Stock award expenses (expense reversal)	($1.2)	$8.3	$7.0
Change of the fair value of financial derivatives	($0.0)	($0.5)	($3.0)
Non-GAAP net income (loss) from continuing operations	($1.8)	$10.5	$6.3

Net loss was $0.6 million in the third quarter of 2016, compared with $2.3 million of net income in the same quarter of 2015. Net income was affected by significant decreases in sales, offsetting this quarter’s decreased stock reward expenses due to weak financial performance. Non-GAAP net loss was $1.8 million, a decrease of $8.1 million in the third quarter of 2016 compared to $6.3 million of non-GAAP net income in the same quarter of 2015. The decrease in Non-GAAP net income was mainly due to the decrease in revenue in this quarter.

Kandi Electric Vehicles Group Co., Ltd. (the “JV Company”) Financial Results

In the third quarter of 2016, the JV Company sold 184 EV products, a decrease of 96.9% compared to 6,004 EV products sold in the same quarter of 2015.

The condensed financial income statement of JV Company for the third quarter of 2016 is below:

	3Q16	2Q16	3Q15	Q-o-Q%	Y-o-Y%
Net Revenues (US$mln)	$11.7	$111.8	$98.4	-89.5%	-88.1%
Gross Profit (US$mln)	$5.9	$14.7	$13.3	-59.5%	-55.4%
Gross Margin	50.8%	13.1%	13.5%	-	-
Net Income (Loss)	($0.4)	$8.6	$1.6	-	-
% of Net revenue	-3.7%	7.7%	1.6%	-	-

Revenue for the JV Company was $11.7 million in the third quarter of 2016, a decrease of 88.1% compared to the same quarter of 2015. Net loss was $0.4 million, a decrease of $2.0 compared to $1.6 million of net income in the same quarter of 2015.

Kandi’s investments in the JV Company are accounted for using the equity method of accounting because Kandi has a 50% ownership interest in the JV Company. As a result, Kandi recorded 50% of the JV Company’s net loss or $0.2 million for this quarter. After eliminating intra-entity profits and losses, Kandi’s share of the after-tax loss of the JV Company was $0.3 million for the third quarter of 2016.

Outlook

For the fourth quarter of 2016, Kandi expects net revenues to be in the range of $28 million to $30 million.

The Company also expects the JV Company to deliver 2,000 to 2,200 EV products in the fourth quarter.

This outlook reflects the current view of the management, which is subject to change.

Third Quarter of 2016 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss the Q3 2016 financial results at 8:00 AM (Eastern time) ) (9:00 P.M. Beijing Time) on November 9, 2016. Mr. Hu Xiaoming, Chief Executive Officer of the Company, and Mr. Wang Cheng (Henry), Chief Financial Officer of the Company, will deliver prepared remarks, to be followed by a question and answer session.

The dial-in details for the conference call are as follows:

•	TOLL-FREE 1-877-407-3982
•	TOLL/INTERNATIONAL 1-201-493-6780
•	Webcast and replay: http://public.viavid.com/index.php?id=121787

The live audio webcast of the call can also be accessed by visiting Kandi's investor relations website at http://en.kandivehicle.com. An archive of the webcast will be available on the Company's website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua, Zhejiang Province, is engaged in the research and development, manufacturing and sales of various vehicle products. Kandi has established itself as one of China's leading manufacturers of pure electric vehicle ("EV") products (through its joint venture), EV parts and off-road vehicles. More information can be viewed at the Company's corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Company Contact:

Ms. Kewa Luo
Kandi Technologies Group, Inc.
Phone: 1-212-551-3610
Email: IR@kandigroup.com

- Tables Below –

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2016	December 31, 2015

Current assets
Cash and cash equivalents	$3,689,850	$16,738,559
Restricted cash	14,240,615	16,172,009
Short term investment	-	1,613,727
Accounts receivable	40,805,693	8,136,421
Inventories (net of provision for slow moving inventory of $472,910 and $485,901 as of September 30, 2016 and December 31, 2015, respectively	15,519,976	17,773,679
Notes receivable	1,969,252	13,033,315
Other receivables	3,243,391	332,922
Prepayments and prepaid expense	746,748	181,534
Due from employees	33,817	34,434
Advances to suppliers	30,759,354	71,794
Amount due from JV Company, net	114,763,704	76,172,471
Amount due from related party	10,916,700	40,606,162
TOTAL CURRENT ASSETS	236,689,100	190,867,027

LONG-TERM ASSETS
Property, Plant and equipment, net	16,690,437	20,525,126
Land use rights, net	12,342,904	12,935,121
Construction in progress	57,094,373	54,368,753
Long Term Investment	1,424,062	1,463,182
Investment in JV Company	87,721,955	90,337,899
Goodwill	322,591	322,591
Intangible assets	433,735	495,306
Other long term assets	8,914,927	154,019
TOTAL Long-Term Assets	184,944,984	180,601,997

TOTAL ASSETS	$421,634,084	$371,469,024

CURRENT LIABILITIES
Accounts payables	$111,682,048	$73,957,969
Other payables and accrued expenses	4,399,221	9,544,909
Short-term loans	35,676,489	36,656,553
Customer deposits	78,097	94,026
Notes payable	3,093,511	3,850,478
Income tax payable	1,142,678	624,276
Due to employees	26,954	9,423
Deferred taxes liabilities	87,387	2,374,924
Financial derivate - liability	-	3,823,590
Deferred income	14,990,122	13,726
Total Current Liabilities	171,176,507	130,949,874

LONG-TERM LIABILITIES
Deferred taxes liabilities	1,284,335	1,593,582
Total Long-Term Liabilities	1,284,335	1,593,582

TOTAL LIABILITIES	172,460,842	132,543,456
STOCKHOLDER'S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 47,699,638 and 46,964,855 shares issued and outstanding at September 30,2016 and December 31,2015, respectively	47,030	46,965
Additional paid-in capital	226,929,764	212,564,334

Retained earnings (the restricted portion is $4,172,324 and $4,172,324 at September 30,2016 and December 31,2015, respectively)	33,371,578	31,055,919
Accumulated other comprehensive income(loss)	(11,175,130)	(4,741,650)
TOTAL STOCKHOLDERS' EQUITY	249,173,242	238,925,568

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$421,634,084 $	371,469,024

See accompanying notes to consolidated financial statements

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND
COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015

REVENUES, NET	$6,366,380	$50,528,545	$112,241,641 $	142,273,091

COST OF GOODS SOLD	5,715,211	43,411,839	96,417,337	122,294,189

GROSS PROFIT	651,169	7,116,706	15,824,304	19,978,902

OPERATING EXPENSES:
Research and development	522,806	785,450	1,222,967	1,928,091
Selling and marketing	374,102	122,873	1,150,880	312,284
General and administrative	373,411	8,649,541	18,031,487	16,275,202
Total Operating Expenses	1,270,319	9,557,864	20,405,334	18,515,577

INCOME (LOSS) FROM OPERATIONS	(619,150)	(2,441,158)	(4,581,030)	1,463,325

OTHER INCOME (EXPENSE):
Interest income	832,031	1,140,756	2,397,364	2,454,079
Interest expense	(425,152)	(534,987)	(1,299,549)	(1,730,898)
Change in fair value of financial instruments	10,692	3,049,242	3,823,590	11,802,586
Government grants	594,323	(724)	2,292,180	92,139
Share of profit (loss) after tax of JV	(299,538)	1,179,605	(203,375)	1,900,128
Other income (expense), net	(106,299)	988,224	202,878	1,094,278
Total other income, net	606,057	5,822,116	7,213,088	15,612,312
INCOME (LOSS) BEFORE INCOME TAXES	(13,093)	3,380,958	2,632,058	17,075,637

INCOME TAX (EXPENSE)	(552,848)	(1,037,763)	(316,399)	(3,175,287)

NET INCOME (LOSS)	(565,941)	2,343,195	2,315,659	13,900,350

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation	(805,216)	(7,098,249)	(6,433,480)	(6,157,006)

COMPREHENSIVE INCOME (LOSS)	$(1,371,157)	$(4,755,054)	$(4,117,821)	$7,743,344

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC	47,695,290	46,959,638	47,436,418	46,670,533
WEIGHTED AVERAGE SHARES OUTSTANDING DILUTED	47,695,290	46,959,638	47,436,418	46,945,277

NET INCOME (LOSS) PER SHARE, BASIC	$(0.01)	$0.05	$0.05	$0.30
NET INCOME (LOSS) PER SHARE, DILUTED	$(0.01)	$0.05	$0.05	$0.30

See accompanying notes to consolidated financial statements

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
	September 30, 2016		September 30, 2015

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$2,315,659 $		13,900,350
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,681,345		4,388,902
Deferred taxes	(2,608,702)		(1,854,863)
Change in fair value of financial instruments	(3,823,590)		(11,802,586)
Share of profit after tax of JV Company	203,375		(1,900,128)
Stock compensation cost	13,930,829		12,486,881

Changes in operating assets and liabilities, net of effects of acquisition:
(Increase) Decrease In:
Accounts receivable	(33,335,798)		(19,286,512)
Inventories	1,802,780		(17,289,849)
Other receivables and other assets	(11,868,318)		(298,976)
Due from employee	17,718		(10,535)
Prepayments and prepaid expenses	(31,684,685)		6,265,899
Amount due from JV Company	(41,182,480)		(27,964,497)
Due from related party	28,994,314		-

Increase (Decrease) In:
Accounts payable	40,240,135		44,980,746
Other payables and accrued liabilities	10,415,706		(1,302,135)
Customer deposits	(13,598)		(2,502,087)
Income Tax payable	607,422		1,062,643

Net cash used in operating activities	$(22,307,888	) $	(1,126,747)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of plant and equipment, net	(39,250)		(408,850)
Purchases of construction in progress	(4,236,301)		(39,054)
Issuance of notes receivable	(51,553,604)		(72,040,444)
Repayment of notes receivable	62,415,498		61,697,894
Long Term Investment	-		(1,535,651)
Short Term Investment	1,592,024		-

Net cash provided by (used in) investing activities	$8,178,367		$(12,326,105)

CASH FLOWS FROM FINANCING ACTIVITIES:
Restricted cash	1,519,477		(3,232,950)
Proceeds from short-term bank loans	-		30,583,709
Repayments of short-term bank loans	-		(27,512,406)
Proceeds from notes payable	5,187,040		9,860,498
Repayment of notes payable	(5,849,988)		(12,299,436)
Warrant exercise	434,666		-

Net cash provided by (used in) financing activities	$1,291,195		$(2,600,585)

NET INCREASE IN CASH AND CASH EQUIVALENTS	(12,838,326)		(16,053,437)
Effect of exchange rate changes on cash	(210,383)		1,365,000
Cash and cash equivalents at beginning of year	16,738,559		26,379,460

CASH AND CASH EQUIVALENTS AT END OF PERIOD	3,689,850		11,691,023

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	2,322,747		1,794,115
Interest paid	1,283,843		1,718,257

See accompanying notes to consolidated financial statements